Exhibit 10.23
SEPARATION OF EMPLOYMENT AND RELEASE AGREEMENT
     This Separation of Employment and Release Agreement (this “Agreement”) is made by and between Global Telecom & Technology, Inc., a Delaware corporation with its principal place of business in McLean, Virginia, on behalf of itself and its subsidiaries and divisions (collectively, “Employer” or “Company”), and Kevin Welch (“you” or “Employee”, together with Employer, the “Parties”). The Effective Date of this Agreement will be eight (8) days after its execution by the Employee, if Employee does not revoke acceptance within seven (7) days after Employee executes this Agreement.
     WHEREAS, the Parties to this Agreement wish to set forth clearly the terms and conditions of Employee’s separation from employment with Employer; and
     WHEREAS, Employee’s separation of employment with Employer shall be effective as of the date set forth below;
     NOW THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration, the receipt and sufficiency of which are acknowledged, Employee and Employer, intending to be legally bound, agree as follows:
1.
Separation. You acknowledge that your separation from Employer shall be October 31, 2008 (the “Separation Date”). As of the Separation Date, you will no longer be required to fulfill any of the duties and responsibilities associated with your position nor are you authorized to act on behalf of the Employer or direct the activities of any of Employer’s employees. By executing this Agreement, you acknowledge and agree that this Agreement shall supersede the Employment Agreement that you signed with Employer dated January 22, 2007 (“Employment Agreement”) and, except for your continuing obligations in Sections 4, 6, 7.7, 7.8 (except the second sentence), and 8, the remainder of the Employment Agreement shall no longer have any force or effect including, without limitation, Sections 5 and 7 (except Section 7.7 and the first sentence of Section 7.8). You shall be ineligible for, and not be entitled to receive, any bonus payment related to Employer’s 2008 bonus program.

2.	Severance Payment.
(a)
In consideration for Employee signing this Agreement, including the release of claims set forth in Section 3 below, your covenants and obligations set forth in this Agreement and your continued performance of your obligations set forth in this Agreement and the Employment Agreement as noted above, upon the Effective Date of this Agreement, you shall be entitled to the following benefits: (i) the seventy thousand (70,000) shares of Global Telecom & Technology, Inc.(“GTT”) restricted common stock that you were granted in February, 2008 shall become fully vested as of February 1, 2009. Although you shall have the right to use some of the shares of vested restricted stock to offset the taxes you owe as a result of the vesting of the shares, you agree and acknowledge that you shall be personally and fully responsible and liable for payment of all taxes associated with the vesting of the shares of GTT common stock; and (ii) as of the Separation Date, you are not entitled to any additional Company matching benefits under the Company’s 401(k) Plan but any matching amounts already contributed by the Company as of the Separation Date shall continue to vest in accordance with the terms of the Company’s 401(k) Plan until January 22, 2009. You shall also be paid for any earned but unused vacation days that have accrued as of the Separation Date. The payment for unused vacation days will be in accordance with the Company’s regularly scheduled payroll processing, will be directly deposited in your designated bank account, and will be subject to standard payroll deductions and withholdings.

(b)
The Company will hire you as an employee at an annualized salary of $200,000 commencing the day after the Separation Date and continuing in effect for six (6) months from the Effective Date. You will not accrue vacation or leave time after the Separation Date. At the end of the first six (6) month period, you shall have an option to continue work for GTT at an annualized salary of $200,000 for an additional period that is not to exceed six (6) months (“Extension Period”). You can exercise this extension unless you are working for another employer at an annualized salary of $150,000 or more. During the Extension Period, if you accept a position with another employer at an annualized salary of $150,000 or more, you will provide notice to GTT and terminate this agreement. The final date of your employment with the company after the six month period following the Separation Date and any Extension Period shall be the “Final Separation Date”. Company may not terminate your employment prior to the Final Separation Date except for “Cause”. For purposes of this agreement, the Company shall have “Cause” to terminate your employment only if: (i) you commit an act of fraud, embezzlement, misappropriation of funds, or dishonesty, (ii) you are grossly negligent or engage in willful misconduct in the performance of your duties hereunder, and fails to remedy such breach within ten (10) days of receiving written notice thereof from the Company, provided, however, that no act, or failure to act, by you shall be considered “grossly negligent” or an act of “willful misconduct” unless committed without good faith and without a reasonable belief that the act or omission was in or not opposed to the Company’s best interest; (iii) you are convicted of a felony or a crime of moral turpitude; or (vi) you have a drug or alcohol dependency.

(c)
You agree, understand, and acknowledge that the vesting of the restricted shares of GTT common stock as well as any other promises made to you hereunder represent the sole consideration for signing and performing this Agreement and not salary, wages or benefits to which you were already entitled. Up until the Final Separation Date you will be eligible to continue participation in the Company’s medical and dental plans. After the Final Separation Date, Employee or Employee’s covered dependents may elect to pay for COBRA medical and dental insurance continuation coverage for Employee and/or Employee’s covered dependents for the time period and under such conditions as are provided by COBRA. You will be responsible for any and all COBRA coverage insurance payments (if you so elect) after the Final Separation Date; provided, however, that you will be eligible to purchase COBRA continuation coverage at the rate applicable to active GTT employees for six (6) months from the Final Separation Date followed by twelve (12) months of COBRA coverage at the full rate. You are not entitled to any Company matching benefits under the Company’s 401(k) Plan as of the Separation Date but any matching amounts contributed by the Company as of the Separation Date shall continue to vest in accordance with the terms of the Company’s 401(k) Plan until January 22, 2009

(d)	You further represent and warrant that no other inducements, promises, agreements or arrangements exist between you and Employer regarding your separation from employment with Employer.
3.	Release by You.
(a)
By our mutual signatures below, the Parties have agreed that: (i) Company will have no further obligations to make payments of money in the form of salary, bonus, or otherwise, benefit contributions, transfers of stock or other things of value (including, but not limited to, perquisites) except as provided in this Agreement; and (ii) the Company shall have no liability with respect to the termination of your employment except as expressly set forth herein.

(b)
In exchange for the benefits set forth herein, you (for yourself, your heirs, assigns or executors) release and forever discharge Employer, any of its affiliates, successors, assigns, insurers or attorneys, and its and their directors, officers, contractors, agents and employees from any and all claims, suits, demands, causes of action, contracts, covenants, obligations, debts, costs, expenses, attorneys’ fees, liabilities of whatever kind or nature in law or equity, by statute or otherwise, whether now known or unknown, vested or contingent, suspected or unsuspected, and whether or not concealed or hidden, which have existed or may have existed, or which do exist, on or before the Separation Date, of any kind, which relate in any way to your employment with Employer or the termination of that employment (“Claims”), except (i) those arising out of the performance of this Agreement, (ii) your rights under the employee benefit plans of Employer that by their terms are available to terminated employees; (iii) your rights to accrued, unused vacation; and (iv) any rights or claims that may arise after the Separation Date.

(c)
The released Claims include, without limiting the generality of the foregoing language, any and all claims that Employer has violated any statute, public policy or common law including, without limitation, claims for retaliatory discharge; negligent hiring, retention or supervision; defamation; intentional or negligent infliction of emotional distress and/or mental anguish; intentional interference with contract; negligence; detrimental reliance; loss of consortium to you or any member of your family and/or promissory estoppel. The release also includes any and all claims of employment discrimination under any local, state or federal law or ordinance, including, without limitation, Title VII or the Civil Rights Act of 1964 and all of its amendments, the Civil Rights Act of 1991, the Family Medical Leave Act, the Delaware or Virginia Discrimination Laws, the Virginia

Fair Employment and Housing Act (as amended), the Employee Retirement Income Security Act, the Equal Pay Act, the Americans with Disabilities Act of 1990, and, including any Claims of age discrimination under the Age Discrimination in Employment Act, as amended, or any Claims alleging any legal restriction on the Company’s right to terminate its employees, any Claims Employee has relating to Employee’s rights to or against any of the Company’s benefits plans, or personal injury Claims, including, without limitation, wrongful discharge, fraud, breach of contract, defamation, tortious interference with business expectancy or contract, intentional or negligent misrepresentation, constructive discharge, or infliction of emotional distress.

(d)
In signing this release, you acknowledge that you intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. You expressly consent that this release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. You acknowledge and agree that this release is an essential and material term of this Agreement and, without such release, Employer would not have made available to you the benefits provided for herein. You further agree that, in the event you bring any Claim in which you seek damages against Employer, or any of its affiliates, successors, assigns, insurers or attorneys, and/or its and their directors, officers, contractors, agents and employees, this release shall serve as a complete defense to such Claims, and Employer will be (i) relieved of its obligations to make any continued payment under this Agreement or provide any of the benefits hereunder (except as required by law), and (ii) entitled to recover all payments previously made by Employer under this Agreement (except as prohibited by law). Excepted from this release are any claims which cannot be waived by law, including the right to file a charge with or participate in an investigation conducted by the Equal Employment Opportunity Commission (“EEOC”) and any claims for unemployment benefits under applicable state law. You are, however, waiving any right to a monetary recovery should the EEOC or any agency pursue any claim on your behalf.

(e)	By signing this Agreement, you acknowledge that:
(i)	you have carefully read and fully understand all of the provisions of this Agreement as well as the significance and consequences of this Agreement;

(ii)	you knowingly and voluntarily agree to all of the terms set forth in this Agreement;

(iii)	you knowingly and voluntarily agree to be legally bound by this Agreement and acknowledge that you will sign this Agreement only after full reflection and analysis;

(iv)	you have had an opportunity to consult with, and are hereby advised to consult with, an attorney prior to signing this Agreement;

(v)
you acknowledge that all compensation, rights, and benefits including, without limitation, personal time off, sick pay, vacation pay, and leave as provided by the Family Medical Leave Act, have been paid and/or exercised in full without interference, and that no outstanding claims for compensation or benefits exist.

If you revoke this Agreement in any manner, it will no longer be binding on you or Employer and you will not be entitled to any of the benefits set forth herein except for COBRA insurance continuation benefits as described above.
4.	Additional Agreements.
(a)
By signing this Agreement you agree that, by the Separation Date, you shall immediately return to the Employer all Employer documents (and all copies thereof) and other Employer property that Employer asks to be returned, including, but not limited to, Employer files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property including, but not limited to, computers and computer accessories, computer manuals, credit cards, cellular phones and any other wireless devices, fax machines, printers, entry cards, identification badges and keys; and, any materials of any kind on any storage media that contain or embody any proprietary or confidential information of Employer (and all reproductions thereof). You agree to promptly coordinate return of Employer property with Chris McKee, General Counsel.

(b)	Employer agrees to reimburse you for properly submitted expense reports relating to authorized and legitimate business expenses incurred prior to your Final Separation Date.

(c)
Employer will indemnify and hold you harmless, to the fullest extent allowed by applicable law, for any and all claims brought by a third party which result from your employment with the Employer, including payment of your costs and reasonable attorneys’ fees.

5.	Confidentiality of this Agreement.
(a)
Both during and after your employment you acknowledge and reaffirm your continuing obligations under, and intent to be bound by all terms and conditions of, the Non-Sales Personnel Employment, Invention Assignment, Non-Solicitation, & Confidentiality Agreement signed by you.. In that agreement, you agreed, among other things, not to use or disclose any confidential or proprietary information of Employer and to refrain from certain solicitation and competitive activities. A copy of the Non-Sales Personnel Employment, Invention Assignment, Non-Solicitation, & Confidentiality Agreement is attached hereto. Please familiarize yourself with the agreement that you signed and, if you have any doubts or questions as to your obligations and/or the scope of the restrictions in that agreement, please immediately contact Chris McKee, General Counsel, to assess your compliance.

(b)	Employee shall respect the confidences of the Company and its customers and shall not at any time during or after Employee’s employment with the Company, directly or indirectly, divulge or disclose for any purpose or use for Employee’s own benefit any confidential information that Employee obtained or had access to as a result of Employee’s employment with the Company. Employee covenants that Employee shall not, without the written consent of the Company, disturb or interfere with the business relationships and negotiations of the Company or its affiliates with its existing or prospective customers, suppliers and/or other third parties.

(c)	Employee shall not use any computer access code or password belonging to the Company and agrees that Employee will not access any computer or database in possession or control of the Company.

(d)
The contents of this Agreement, including but not limited to its financial terms, are strictly confidential. By signing this Agreement, you agree and represent that you will maintain the confidential nature of this Agreement, except (i) to legal counsel, tax and financial planners, and immediate family who agree to keep it confidential, and to the Internal Revenue Service; (ii) to potential or future employers; (iii) as otherwise required by law, in which case you shall notify Employer in writing in advance of disclosure; and (iv) as necessary to enforce this Agreement.

6.
Mutual Nondisparagement. You and Employer agree that you shall not, verbally or in writing, disparage in any manner or context you, Employer, and Employer’s attorneys, directors, managers, partners, employees, agents and affiliates, in any manner likely to be harmful to you, them or their business, business reputation or personal reputation; provided that you and Employer will respond accurately and fully to any question, inquiry or request for information when required by legal process.

7.	Assignment.
(a)
This Agreement shall be binding upon and inure to the benefit of the Employer and any successor or assign of Employer. You may not assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Employer.

(b)
The Parties agree that no interest or right you have or any of your beneficiaries has to receive payment or to receive benefits under this Agreement shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, except as required by law. Nor may such interest or right to receive payment or distribution be taken voluntarily or involuntarily, for the satisfaction of the obligations or debts of, or other claims against you or your beneficiaries, including for alimony, except to the extent required by law.

8.
No Admissions. This Agreement shall not be construed as an admission of any breach of obligation, wrongdoing, or liability either by Employer, or any of its affiliates, successors, assigns, insurers or attorneys, or any of its or their directors, officers, agents or employees.

9.	Amendments. This Agreement cannot be amended without the prior written consent of you and Employer.

10.
Complete Agreement. This Agreement contains the entire agreement between you and Employer regarding the matters set forth herein and supersedes all prior and contemporaneous offers, agreements, arrangements, or understandings, whether written or oral, relating to, arising out of, or in connection with, your separation of employment from Employer

11.
Governing Law; Severability. THIS AGREEMENT SHALL BE INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF VIRGINA, WHENEVER POSSIBLE, AND THE EXCLUSIVE VENUE FOR ANY DISPUTE ARISING FROM OR RELATED TO THIS AGREEMENT SHALL BE THE STATE OR FEDERAL COURTS IN FAIRFAX COUNTY, VIRGINIA. EACH PROVISION OF THIS AGREEMENT SHALL BE INTERPRETED IN A MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION SHALL BE HELD TO BE PROHIBITED OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE ONLY TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING OR AFFECTING THE REMAINDER OF SUCH PROVISION OR ANY OF THE REMAINING PROVISIONS OF THIS AGREEMENT.

12.
Construction. The various titles of the sections herein are used solely for convenience and shall not be used for interpreting or construing any word, clause, section, paragraph, or subparagraph of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party.

13.	Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same Agreement.

14.
Miscellaneous. EMPLOYEE ACKNOWLEDGES THAT THE COMPANY HAS EXPLAINED THAT EMPLOYEE’S EXECUTION OF THIS AGREEMENT AND RELEASE MUST BE KNOWING AND VOLUNTARY. EMPLOYEE FURTHER ACKNOWLEDGES EMPLOYEE HAS AT LEAST TWENTY-ONE (21) CALENDAR DAYS TO REVIEW THIS AGREEMENT AND RELEASE, AND TO CONSULT WITH AN ATTORNEY OF EMPLOYEE’S CHOICE, AND TO CONSIDER SIGNING THIS AGREEMENT AND RELEASE.

EMPLOYEE UNDERSTANDS THAT: (i) EMPLOYEE HAS SEVEN (7) CALENDAR DAYS AFTER EMPLOYEE SIGNS THIS AGREEMENT AND RELEASE TO REVOKE EMPLOYEE’S DECISION TO EXECUTE A RELEASE OF ANY CLAIMS EMPLOYEE

HAS OR MAY HAVE; (ii) RECOVATION SHALL ONLY BE EFFECTIVE IF WRITTEN NOTICE OF REVOCATION IS RECEIVED ON OR BEFORE THE SEVENTH (7TH) CALENDAR DAY AFTER THE EXECUTION DATE BY MR. CHRIS McKEE, GENERAL COUNSEL, GLOBAL TELECOM & TECHNOLOGY, INC., 8484 WESTPARK DRIVE, SUITE 720, McLEAN, VIRGINIA 22182; AND (iii) IF EMPLOYEE REVOKES THIS AGREEMENT IN THIS MANNER, THIS AGREEMENT WILL NO LONGER BE BINDING ON EMPLOYEE OR EMPLOYER AND EMPLOYEE SHALL NOT BE ENTITLED TO THE BENEFITS SET FORTH HEREIN EXCEPT FOR COBRA BENEFITS; AND (iv) THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED.

Please indicate your agreement to all of the above terms and conditions by signing and returning an originally executed Agreement to Chris McKee, General Counsel, Global Telecom & Technology, Inc. 8484 Westpark Drive, Suite 720, McLean, Virginia 22102.

Sincerely, Global Telecom & Technology, Inc.
By:	/s/ Chris McKee

Print Name:	Chris McKee

Print Title:	General Councel

AGREED TO AND ACCEPTED BY:
Signature:	/s/ Kevin Welch
Kevin Welch

Dated:	October 31, 2008